Registration No. 33-44255



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                 SPRINT RETIREMENT SAVINGS PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________

     This Registration Statement as originally filed related to the offering of 750,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Sprint Retirement Savings Plan (formerly called the United Telecom Savings Plan). 710,731 of such shares were issued by Sprint prior to the reclassification of Sprint Common Stock into FON Stock and PCS Stock, leaving 39,269 shares of Sprint Common Stock. On November 23, 1998, the remaining 39,269 shares of Sprint Common Stock were reclassified into 39,269 shares of FON Stock and 19,634 shares of PCS Stock. In June, 1999, there was a two-for-one split of the FON Stock, increasing the number of shares of FON Stock covered by the Registration Statement to 78,538 shares. All of the shares of FON Stock and PCS Stock covered by the Registration Statement have been issued pursuant to the Sprint Retirement Savings Plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 19th day of October, 1999.

                              SPRINT CORPORATION

                              By  /s/ Don A. Jensen
                                     (Don A. Jensen, Vice President)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
W. T. ESREY*            Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )
                                                    )
                                                    )
                        Senior Vice President and   )
                        Controller                  )  October 19, 1999
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )
                                                    )
                        Director                    )
(DuBose Ausley)                                     )
                                                    )
W. L. BATTS*            Director                    )
                                                    )
                                                    )
                        Director                    )
(Michel Bon)                                        )
                                                    )
/s/ I. O. Hockaday, Jr. Director                    )
(I. O. Hockaday, Jr.)                               )


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



HAROLD S. HOOK*         Director                    )
                                                    )
/s/ R. T. LeMay         Director                    )
(R. T. LeMay)                                       )
                                                    )
                        Director                    )
(L. K. Lorimer)                                     )
                                                    )
                                                    )
C. E. RICE*             Director                    )  October 19, 1999
                                                    )
                                                    )
                        Director                    )
(Louis W. Smith)                                    )
                                                    )
                                                    )
                        Director                    )
(Ron Sommer)                                        )
                                                    )
                                                    )
STEWART TURLEY*         Director                    )
                                                    )




   /s/ A. B. Krause
* (Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-44255)




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

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 19th day of October, 1999.

                              SPRINT RETIREMENT SAVINGS PLAN


                              By:   /s/ B. Watson
                                        I. B. Watson
                                 Savings Plan Committee Member

















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